Exhibit 3.2.a

AMENDED AND RESTATED

BYLAWS

of

VISTEON CORPORATION

A Delaware Corporation

(As amended through June 9, 2016)

i

ii

iii

AMENDED AND RESTATED

BYLAWS

OF

VISTEON CORPORATION

(hereinafter called the “Corporation”)

(As amended through June 9, 2016)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE I I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, or solely by means of remote communication, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. Special Meetings. (a) Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called only (i) by the Chairman of the Board of Directors, (ii) by the President, (iii) by the Board of Directors, pursuant to a resolution approved by the Board of Directors, or (iv) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 3 from stockholders of record who hold, in the aggregate, at least twenty (20) percent of the voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors (without reference to any terms of any preferred stock providing for special voting rights or restrictions with respect to particular matters) then outstanding (the “Voting Stock”). Any stockholder seeking to call a special meeting of stockholders shall comply with the notice, administrative and other requirements of Section 9 of Article II in addition to the other requirements set forth in this Article II. The provisions set forth in this Section 3 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation (other than a Non-Affiliated Transaction), unless the surviving corporation’s certificate of incorporation or bylaws contains a provision to the same effect as this Section 3, except by the affirmative vote of the holders of a majority of the Voting Stock, subject to the terms of any series of preferred stock that may at the time be outstanding. For the purpose of these Bylaws, a “Non-Affiliated Transaction” shall mean a merger or consolidation with a person or entity that is not an Affiliate (as such term is defined in Section 12b-2 of the Securities and Exchange Act of 1934, as amended) of the Corporation and which results in either (i) the Voting Stock of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the Voting Stock of the Corporation or such surviving, acquiring or resulting entity outstanding immediately after such transaction or (ii) a majority of the Corporation’s directors ceasing to be directors of the surviving, acquiring or resulting entity after the completion of such transaction.

Section 4. Notice of Meetings; Postponement or Cancellation. Written notice of a meeting of stockholders, stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Only such business shall be conducted at a special meeting of stockholders of which notice (or any supplement thereto) shall have been given in accordance herewith. Any proper matter for stockholder action may be brought before any meeting of stockholders. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived in accordance with Section 2 of Article VI by those not present or not provided notice. Any meeting of the stockholders of the Corporation, other than a special meeting called at the request of holders of shares of the Corporation in accordance with Section 3 of this Article II, may be postponed or cancelled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. A meeting of the stockholders called at the request of holders of shares in the Corporation in accordance with Section 3, may not be postponed or cancelled, except with the written consent of the holders of shares requesting such meeting.

Section 5. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate, which rules and regulations shall not be inconsistent with the Certificate of Incorporation or these Bylaws. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. If the Chairman of the Board of Directors (or, in his absence, the President) is unable to attend any meeting of stockholders (or if there be no Chairman of the Board of Directors (or, in his absence, the President)), the stockholders of the Corporation present in person or by proxy at such meeting shall appoint a chairman for such meeting.

Section 6. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 7. Proxies. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 8. Voting.

(a) At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any other question brought before any meeting of stockholders (except with respect to the vote for the election of directors which shall be governed by Section 1 of Article III) shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on such question, voting as a single class.

(b) The Board of Directors, in its discretion, or the chairman of the meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot, which may be deemed satisfied by a ballot submitted by electronic transmission.

Section 9. Nature of Business at Meetings of Stockholders.

(a) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, (iii) properly brought before the meeting by a stockholder in accordance with Section 15 of Article III, or (iv) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 9 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 9 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to propose business to be brought before any meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2 or Section 15 of Article III and this Section 9 shall not be applicable to nominations except as expressly provided in Section 2 or Section 15 of Article III. Nominations pursuant to Section 15 of Article III may not be made in connection with a special meeting of stockholders.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such meeting was first made (such notice within such time periods, “Timely Notice”). Notwithstanding the preceding sentence, a stockholder nomination of directors pursuant to Section 15 of Article III must comply with the requirements of Section 15(f) of Article III. Subject to the information requirements of this Section 9, any special meeting called by stockholders pursuant to Section 3 shall be preceded by a notice of such stockholders to the Secretary, which shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days or more than one hundred twenty (120) days prior to the date specified in such notice for such special meeting. The date for such stockholder-called special meeting shall be as specified in such notice and the location shall be as determined by the Board of Directors. In no event shall any adjournment of a meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 9, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, any information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clause are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) As to each item of business that the stockholder proposes to bring before the meeting, (A) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and

(iv) As to each Proposing Person, a representation that such Proposing Person intends to appear in person or by proxy at the meeting to bring such business before the meeting.

For purposes of this Section 9, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before a meeting and (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the meeting is made.

(d) A stockholder providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with this Section 9; provided, however, that once business has been properly brought before a meeting, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of such business. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 9, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted; provided, that any stockholder proposing to bring any such business before any such meeting is informed of any deficiency in such procedures as soon as practicable and given a reasonably opportunity to cure any such deficiency.

(f) This Section 9 is expressly intended to apply to any business proposed to be brought before any meeting of stockholders other than any proposal or nomination made pursuant to Rule 14a-8 under the Exchange Act or Section 15 of Article III (except as expressly provided therein). In addition to the requirements of this Section 9 with respect to any business proposed to be brought before a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 9 shall be deemed to affect the rights of stockholders to request inclusion of proposals or nominees in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or Section 15 of Article III (except as expressly provided therein).

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(h) The provisions set forth in this Section 9 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation (other than a Non-Affiliated Transaction), unless the surviving corporation’s certificate of incorporation or bylaws contains a provision to the same effect as this Section 9, except by the affirmative vote of the holders of a majority of the Voting Stock, subject to the terms of any series of preferred stock that may at the time be outstanding.

Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 13. Inspectors of Election. In advance of any meeting of stockholders, the Board by resolution or the Chairman or President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors.

(a) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 1 or Section 3 of this Article III, directors shall be elected by the stockholders at the annual meeting of stockholders or at a special meeting of stockholders called for such purpose. Directors need not be stockholders.

(b) At each annual meeting of stockholders and subject to the provision of Section 1(d) of this Article III, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified.

(c) In an uncontested election of directors, a nominee director of the Corporation shall be elected if the number of votes cast “for” the nominee’s election exceed the number of votes cast “against” that nominee’s election excluding abstentions and withheld votes (“a majority vote”); provided, however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of Section 1 of this Article III: (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

(d) Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority vote, shall promptly tender his or her offer of resignation expressly contingent upon the Board of Directors’ acceptance to the Chairman of the Board of Directors for consideration by the Board of Directors. A recommendation on whether or not to accept such resignation offer shall be made by the Corporate Governance and Nominating Committee of the Corporation or any committee of independent directors subsequently constituted by the Board of Directors that has been delegated express responsibility of recommending nominees for director for appointment or election to the Board of Directors, or (1) if each member of such committee did not receive the required majority vote or (2) if no such committee has such authority, a majority of the Board of Directors shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board of Directors (the “Nominating Committee”). If no independent directors received the required majority vote, the Board of Directors shall act on the resignation offers.

Any incumbent director who offers his or her resignation pursuant to Section 1 of this Article III will not participate in any discussions with or actions by either the Nominating Committee or the Board of Directors with respect to his or her own resignation offer, but will otherwise continue to serve as a director during this period.

Within 14 days following certification of the stockholder vote by the inspector of election, the Nominating Committee shall recommend to the Board of Directors the action to be taken with respect to such offer of resignation. Absent a determination by the Nominating Committee that, as a result of one or more of the following factors, a compelling reason exists for concluding that it is in the best interests of the Corporation for an unsuccessful incumbent to remain as a director, the Nominating Committee shall recommend to the Board of Directors that it accept that person’s resignation: (1) the overall composition of the Board, including whether accepting the resignation would cause the Corporation to fail to meet any applicable regulatory or stock exchange listing requirements (including, for example, board composition regarding independence or financial expertise qualifications); (2) whether the resignation would trigger defaults or other adverse consequences under material contracts or acceleration of change in control provisions or other rights in severance, employment or other compensation arrangements, or under other agreements entered into by the Corporation or the Corporation’s charter documents (including these Bylaws); (3) the stated reasons why stockholders cast votes “against” such directors election (and whether the issue has been cured); (4) the qualifications of the director whose resignation has been tendered; and (5) any reason similar to any of the foregoing.

The Board of Directors shall act on the Nominating Committee’s recommendation within thirty (30) days following certification of the stockholder vote and shall notify the director concerned of its decision. Absent a determination by the Board of Directors that, based on the factors considered by the Nominating Committee and any of the other factors set forth in the immediately preceding paragraph, a compelling reason exists for concluding that it is in the best interests of the Corporation for an unsuccessful incumbent to remain as a director, the Board of Directors shall accept that person’s resignation.

If any director’s resignation offer is not accepted by the Board of Directors, the Board of Directors shall, within four business days after reaching its decision, publicly disclose the decision, including a summary of the reasons for not accepting a resignation offer, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication. Notwithstanding the foregoing, if the Board of Directors were to accept all of the offers of resignation then pending, resulting in the Corporation having fewer than three directors who were in office before the election, the Board of Directors may determine to extend such 30-day period by an additional 30 days upon the conclusion that such an extension is in the best interests of the Corporation. If no independent directors receive the required majority vote, the incumbent Board of Directors will nominate a new slate of directors and hold a special meeting for electing these nominees within 180 days following certification of the stockholder vote. In this circumstance, the incumbent Board of Directors will continue to serve until new directors are elected and qualified.

If any director’s resignation offer is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. If a director’s resignation offer is accepted by the Board of Directors pursuant to Section 1 of this Article III, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3 of this Article III or may decrease the size of the Board pursuant to Section 1(a) of this Article III.

Section 2. Nomination of Directors.

(a) Except as provided in Section 15 of this Article III, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2 as to such nomination. Except as provided in Section 15 of this Article III, the foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2. To be timely, a stockholder’s notice for nominations to be made at a meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such meeting and not later than the ninetieth (90th) day prior to such meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 9 of Article II) of the date of such meeting was first made. In no event shall any adjournment of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, a Notice of Proxy Access Nomination (as defined in Section 15(f) of this Article III) must comply with the requirements of Section 15(f) of this Article III and must be delivered to, or mailed and received at, the principal executive offices of the Corporation within the time periods provided in Section 15(f) of this Article III.

(c) To be in proper form for purposes of this Section 2, a stockholder’s notice to the Secretary shall set forth the following:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 9(c)(i) of Article II, except that for purposes of this Section 2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 9(c)(i) of Article II);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 9(c)(ii) of Article II, except that for purposes of this Section 2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 9(c)(ii) of Article II); and

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (D) a description of all direct or indirect compensatory, payment or other financial agreements, arrangements or understandings between any person or entity other than the Corporation, one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, in connection with such proposed nominee’s service as a director of the Corporation, (E) a description of all agreements, arrangements or understandings between any person or entity other than the Corporation, one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, as to how such proposed nominee would vote or act on any issue or question as a director of the Corporation, and (F) a written acknowledgment of such proposed nominee that if elected as a director, he or she will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors.

For purposes of this Section 2, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting and (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as often (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Except as provided in Section 15 of this Article III, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded; provided, that any Nominating Person is informed of any deficiency in such nomination procedures as soon as practicable and given a reasonably opportunity to cure any such deficiency.

(f) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2) to the Secretary at the principal executive offices of the Corporation (i) a written consent to being named as a nominee and to serve as a director if elected and (ii) a written acknowledgment that if elected as a director, he or she will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors.

(g) In addition to the requirements of this Section 2 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(h) The provisions set forth in this Section 2 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation (other than a Non-Affiliated Transaction), unless the surviving corporation’s certificate of incorporation or bylaws contains a provision to the same effect as this Section 2, except by the affirmative vote of the holders of a majority of the Voting Stock, subject to the terms of any series of preferred stock that may at the time be outstanding.

Section 3. Vacancies. Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors that is not filled by stockholders in accordance with Section 6 of this Article III may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the Certificate of Incorporation.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause. Except as otherwise prohibited by laws, the stockholders may remove any director and fill any vacancy on the Board of Directors created by such removal; provided, that whenever any director shall have been elected by the holders of any class or series of stock of the Corporation voting separately as a class or series under the provisions of the Certificate of Incorporation, such director may be removed and the vacancy filled only by the holders of that class or series of stock. The provisions set forth in this Section 6 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation (other than a Non-Affiliated Transaction), unless the surviving corporation’s certificate of incorporation or bylaws contains a provision to the same effect as this Section 6, except by the affirmative vote of the holders of a majority of the Voting Stock, subject to the terms of any series of preferred stock that may at the time be outstanding.

Section 7. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman, if there be one, or any three (3) directors then in office. Upon request by the person or persons authorized to call a special meeting, the Secretary shall give any required notice for the meeting. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or any other form of electronic transmission consented to by the director on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 8. Quorum. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 9. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 14. Chairman of the Board of Directors. The Board of Directors shall elect a Chairman of the Board of Directors from among the members of the Board of Directors. The

Board of Directors shall designate the Chairman as either a non-executive Chairman of the Board of Directors or, in accordance with the provisions of Article IV of these Bylaws, an executive Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors, and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors. References in these Bylaws to the “Chairman of the Board of Directors” shall mean the non-executive Chairman of the Board of Directors or the executive Chairman of the Board of Directors, as designated by the Board of Directors in accordance herewith.

Section 15. Proxy Access.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 15, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person or persons, as applicable, nominated for election (the “Stockholder Nominees”) to the Board of Directors by any single stockholder or a group of no more than twenty (20) stockholders that satisfies the requirements of Section 15(b) (the “Eligible Stockholder”), and who expressly elects at the time of providing the Notice of Proxy Access Nomination (as defined below) required by this Section 15 to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Section 15. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”), shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 15, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 15. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 15.

(b) In order to make a nomination pursuant to this Section 15, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding Voting Stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed and received by, the Secretary in accordance with this Section 15 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 15, the “Required Ownership Percentage” is three percent (3%) or more, and the “Minimum Holding Period” is three (3) years.

(c) For purposes of this Section 15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of Voting Stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on)

such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Voting Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 15, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (A) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice, the stockholder recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and the stockholder holds the recalled shares through the annual meeting, or (B) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Voting Stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(d) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed (i) twenty five percent (25%) of the number of directors in office if the Board of Directors has nine (9) or less directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”), or (ii) twenty percent (20%) of the number of directors in office if the Board of Directors has ten (10) or more directors in office as of the Final Proxy Access Nomination Date, in each case of clause (i) or (ii), rounded down to the nearest whole number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual (x) nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 whom the Board of Directors decides to nominate as a nominee for director or (y) who was previously nominated by an Eligible Stockholder and elected as a director of the Corporation at a prior annual meeting pursuant to this

Section 15 and whom the Board of Directors decides to nominate as a nominee for reelection as a director at a subsequent annual meeting of stockholders will not be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 15 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by all Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of nominees provided for in this Section 15. In the event that the number of Stockholder Nominees submitted by all Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of nominees provided for in this Section 15, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock of the Corporation that each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 15, if the Corporation receives from an Eligible Stockholder a Notice of Proxy Access Nomination pursuant to this Section 15 in connection with an annual meeting, such Eligible Stockholder shall not be entitled to nominate any person for election to the Board of Directors for such annual meeting pursuant to Section 2 of this Article III.

(e) Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements (other than the Supporting Statement (as defined below)), representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements (other than the Supporting Statement), representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of each member of the group with respect to the nomination under this Section 15. Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 15(c) of this Article III) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 15(h) of this Article III.

(f) (i) For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary concerning the Stockholder Nominees and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominees’ candidacy (the “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(ii) To be timely for purposes of this Section 15, an Eligible Stockholder’s notice of Stockholder Nominees for inclusion in the Corporation’s proxy materials (the “Notice of Proxy Access Nomination”) must be addressed to the Secretary and delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the one-year anniversary date of the date (as specified in the Corporation’s proxy materials for the preceding year’s annual meeting of stockholders) on which the Corporation first mailed its proxy materials for its immediately preceding year’s annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(iii) An Eligible Stockholder must provide the following information in the Notice of Proxy Access Nomination:

(A) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed and received by, the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for the annual meeting;

(B) a copy of the Schedule 14N filed by or on behalf of the Eligible Stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(C) the information, representations and agreements that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2(c), Section 2(d) and Section 2(g) of this Article III (except that for purposes of this Section 15, the term “Eligible Stockholder” shall be substituted for the term “Nominating Person” in all places it appears in such Sections);

(D) in the event that the Eligible Stockholder is a Qualifying Fund (or in case of a group, involves a Qualifying Fund), documentation satisfactory to the Corporation that demonstrates that the funds comprising the Qualifying Fund are (1) under common management and investment control, (2) under common management and funded primarily by a single employer or (3) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended;

(E) a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominees, (3) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting (including a statement as to the Eligible Stockholder’s then-current intentions with respect to holding or disposing of the Required Shares following the annual meeting), (4) has not engaged and will not engage in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the Board of Directors, (5) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (6) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (7) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(F) an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers, employees and representatives individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15.

(iv) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders ceases to be true and correct in any material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(g) The Corporation shall not be required to include, pursuant to this Section 15, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders (i) for which the Secretary receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2(b) of this Article III, (ii) if the Eligible Stockholder that has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the Board of Directors, (iii) if the Stockholder Nominee is or becomes a party to any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such direct or indirect compensation or other payment from any person or entity other than the Corporation, in each case, in connection with his or her service as a director of the Corporation that has not been disclosed to the Corporation prior to entering into any such agreement, arrangement or understanding, (iv) if the Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director of the Corporation, (v) who is not independent under the listing standards of each principal U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (vi) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the capital stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (vii) who is or has been, within the past three (3) years, an officer or director of a “competitor,” as defined in Section 8 of the Clayton Antitrust Act of 1914, (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (x) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (xi) the applicable Eligible Stockholder or Stockholder Nominee fails to comply with its respective obligations and agreements pursuant to this Section 15.

(h) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the applicable Stockholder Nominees or the Eligible Stockholder shall have breached its respective obligations and agreements under this Section 15, as determined by the Board of Directors or such chairman, (ii) the Eligible

Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 15, or (iii) the Eligible Stockholder withdraws its nomination or the applicable Stockholder Nominee is not willing to serve on the Board of Directors.

(i) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least fifteen percent (15%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two (2) annual meetings. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any such ineligible Stockholder Nominee for election to the Board of Directors at either of the next two (2) annual meetings pursuant to and in accordance with Section 2 of this Article III.

(j) This Section 15 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its meeting held on the date of each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Executive Chairman of the Board of Directors. If the Board of Directors so designates the Chairman of the Board of Directors as an executive Chairman of the Board of Directors, then such person shall be an officer of the Corporation and shall have, in addition to the duties set forth in Section 14 of Article III of these Bylaws, such powers and authority as determined by the Board of Directors.

Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the executive Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no executive Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no executive Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under control of the Treasurer belonging to the Corporation.

Section 9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under control of the Assistant Treasurer belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Uncertificated Stock; Form of Certificates. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of stock of the Corporation issued after the date hereof shall be uncertificated shares of stock. In the event the Board of Directors elects to provide in a resolution that certificates shall be issued to represent any shares of stock of the Corporation, every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder of stock in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Destroyed, Stolen or Mutilated Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or on the books of the Corporation (in the case of uncertificated stock) or by such person’s attorney lawfully constituted in writing. No transfer of stock of the Corporation shall be valid until such transfer has been entered on the books of the Corporation by an entry showing from and to whom such stock is transferred, and (i) if the stock is certificated, the transfer shall not be valid until and upon the surrender of the certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, to the Corporation or the transfer agent of the Corporation and cancellation of the certificate representing the same or (ii) if the stock is uncertificated, the transfer shall not be valid unless accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated shares of stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall cancel the old certificate and issue a new certificate, if the stock is to be certificated, to the person or persons entitled thereto, unless such person or persons requests, in writing to the Corporation or the transfer agent, that such shares be uncertificated.

Section 5. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally, by facsimile or by any other form of electronic transmission consented to by the director or stockholder to whom the notice is given, in accordance with applicable law. Notice to directors may also be given by telephone. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 1 of Article VI, shall be deemed to have consented to receiving such single written notice.

Section 2. Waivers of Notice.

(a) Except as otherwise specifically permitted by these Bylaws, whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present by person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the requirements of the GCL and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation.

(a) Subject to Section 3 of this Article VIII, the Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article VIII, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, executive or managerial employee of the Corporation, or is or was serving at the request of, or to serve the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, executive, managerial employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including any charitable or not for profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director, officer, executive or managerial employee under Section 1(a) of this Article VIII.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

(a) Subject to Section 3 of this Article VIII, the Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article VIII, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, executive or managerial employee of the Corporation, or is or was serving at the request of, or to serve the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, executive, managerial employee or agent of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director, officer, executive or managerial employee under Section 2(a) of this Article VIII.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or by majority vote of the members of a committee of the Board of Directors composed of at least three (3) members each of whom is not a party to such action, suit or proceeding; (b) if there are no such directors, or if such committee is not established or obtainable, or if such directors so direct, by independent legal counsel in a written opinion; or (c) by the stockholders. To the extent, however, that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 1 or Section 2 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or an Affiliated Entity, or on information supplied to such person by the officers of the Corporation or an Affiliated Entity in the course of their duties, or on the advice of legal counsel for the Corporation or an Affiliated Entity or on information or records given or reports made to the Corporation or an Affiliated Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliated Entity. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, executive or managerial employee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, executive or managerial employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, executive or managerial employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, executive or managerial employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a director, officer, executive or managerial employee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, executive or managerial employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

Section 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, executives and managerial employees, so that any person who is or was a director, officer, executive or managerial employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, executive or managerial employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including any charitable or not for profit public service or organization or trade association, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, executive, managerial employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, executive, managerial employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer or employee (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Section 12. Indemnification of Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to other employees and agents of the Corporation similar to those conferred in this Article VIII to directors, officers, executives and managerial employees of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the stockholders as provided in these Bylaws, the Certificate of Incorporation or the GCL; provided, however, that in addition to any other vote of stockholders (if any) required by law and notwithstanding that a lower vote (or no vote) of stockholders would otherwise be required, if any provision of these Bylaws requires a particular vote of stockholders in order to take the action specified in such provision, then such vote of stockholders shall be required in order to amend, alter, change or repeal any provision inconsistent with such provision of these Bylaws.

Section 2. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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